Exhibit 10.1

ESCROW DEPOSIT AGREEMENT

This ESCROW DEPOSIT AGREEMENT (this “Agreement”), dated as of this 25th day of August 2016, by and among FOTV MEDIA NETWORKS INC., a Delaware corporation (the “Company”), having an address at 338 N. Canon Drive, 3rd Floor, Beverly Hills, California 90210, MONARCH BAY SECURITIES, LLC (the “Underwriter”), a California limited liability company, having an address at 898 N. Sepulveda Blvd., Suite 475, El Segundo, CA 90245, and UMB BANK, N.A. (the “Escrow Agent”), a national banking association organized and existing under the laws of the United States of America , having an office at 1010 Grand Boulevard, 4th Floor, Kansas City, MO 64106. All capitalized terms not herein defined shall have the meaning ascribed to them in that certain Prospectus incorporated in the Registration Statement on Form S-1, originally filed with the U.S. Securities and Exchange Commission on July 5, 2016, in connection with the Company’s initial public offering of its shares of Common Stock, as amended or supplemented from time to time, including all exhibits thereto (the “Prospectus”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Prospectus, the Company desires to sell (the “Offering”) a minimum of $20,000,000 (the “Minimum Amount”) and a maximum of $30,000,000 (the “Maximum Amount”) of its shares of Common Stock (the “Shares”), with each Share being sold at a price of $8.00 per Share;

WHEREAS, unless the Company sells the Minimum Amount and the Shares are listed for trading on the Nasdaq Capital Market on or before sixty (60) days after the date of the Prospectus (the “Termination Date”), the Offering shall terminate and all funds shall be returned to the subscribers in the Offering, and if the Minimum Amount and Nasdaq listing are satisfied, the Offering may continue until the Termination Date;

WHEREAS, the Company and Underwriter desire to establish an escrow account with the Escrow Agent into which the Company and Underwriter shall instruct subscribers introduced to the Company by Underwriter (the “Subscribers”) to deposit checks and other instruments for the payment of money made payable to the order of “UMB Bank as Escrow Agent for FOTV Media Networks Inc.,” and the Escrow Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth;

WHEREAS, the Company, as issuer, and Underwriter, as the lead managing underwriter, represent and warrant to the Escrow Agent that they will comply with all of their respective obligations under applicable federal and state securities laws and regulations with respect to sale of the Offering;

WHEREAS, the Company and Underwriter represent and warrant to the Escrow Agent that they have not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement; and

Escrow Deposit Agreement

WHEREAS, the Company and Underwriter warrant to the Escrow Agent that a copy of each document that has been delivered to Subscribers and third parties that includes the Escrow Agent’s name and duties has been attached hereto as Schedule I.

NOW, THEREFORE, IT IS AGREED as follows:

1. Delivery of Escrow Funds.

(a) The Underwriter and the Company shall instruct Subscribers to deliver to the Escrow Agent checks made payable to the order of “UMB Bank, as Escrow Agent for FOTV Media Networks Inc.,” or by ACH or wire transfer to UMB Bank, ABA No. 101000695 1010 Grand Boulevard, 4th Floor, Kansas City, MO 64106, for credit to UMB Bank, as Escrow Agent for FOTV Media Networks Inc., Account No. 9800006823, in each case with the name and address of the individual or entity making payment. In the event any Subscriber’s address is not provided to Escrow Agent by the Subscriber, then the Company and/orUnderwriter agrees to promptly provide Escrow Agent with such information in writing. The checks, ACH or wire transfers shall be deposited into a non-interest-bearing account at UMB Bank entitled “UMB Bank as Escrow Agent for FOTV Media Networks Inc.” (the “Escrow Account”).

(b) The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds.”

(c) The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If any checks deposited in the Escrow Account are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Company shall promptly reimburse the Escrow Agent for any and all costs incurred for such, upon request.

2. Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a) In the event that the Company and Underwriter advise the Escrow Agent in writing that the Offering has been terminated (the “Termination Notice”), the Escrow Agent shall promptly return the funds paid by each Subscriber directly to said Subscriber without interest or offset.

(b) Provided that the Escrow Agent does not receive the Termination Notice in accordance with Section 2(a) and the Escrow Agent receives a written certification from the Company that there is the Minimum Amount deposited into the Escrow Account and the Company has satisfied the listing conditions to trade the Shares on the Nasdaq Capital Market on or prior to the Termination Date, the Escrow Agent shall, upon receipt of written instructions, in the form of Exhibit A attached hereto and made a part hereof received from the Company and Underwriter, pay the Escrow Funds in accordance with such written instructions. Such payment or payments shall be made by wire transfer within one (1) Business Day of receipt of such written instructions, which must be received by the Escrow Agent no later than 3:00 p.m., Eastern Time, on a Business Day for the Escrow Agent to process such instructions that Business Day.

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(c) If by 3:00 p.m., Eastern time, on the Termination Date, the total amount of the Escrow Funds is less than the Minimum Amount or the Nasdaq listing conditions have not been satisfied, then Company shall notify the Escrow Agent in writing of the occurrence of the Termination Date and the Escrow Agent shall promptly return the Escrow Funds directly to the Subscribers without interest or offset. The Escrow Agent shall have no obligation to monitor the occurrence of the Termination Date. The Escrow Funds returned to each Subscriber shall be free and clear of any and all claims of the Escrow Agent.

(d) The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal.

(e) If the Termination Date or any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a Business Day, then such date shall be the Business Day that immediately precedes that date. A “Business Day” is any day other than a Saturday, Sunday or a Bank holiday.

3. Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a) The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by Underwriter or the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company and Underwriter are stated in Schedule II, which is attached hereto and made a part hereof. The Company and Underwriter may each remove or add one or more of its authorized signers stated on Schedule II by notifying the Escrow Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

(b) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c) The Underwriter and the Company agree to jointly and severally indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by the Escrow Agent’s gross negligence or willful misconduct. The terms of this Section shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

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(d) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction. Upon delivery of the Escrow Funds of a court of competent jurisdiction, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies.

(e) The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money and wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said checks and wire transfers into the non-interest bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the checks received by the Escrow Agent have been collected and are available for withdrawal, (iii) to provide to the Company and Underwriter a schedule of Subscribers including the date funds were received and Subscriber name and amount. Escrow Agent shall be under no duty to determine whether the Company or the Underwriter is complying with requirements of this Agreement, the Offering or applicable securities or other laws in tendering the funds to the Escrow Agent. No other agreement entered into between the parties, or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof, including specifically but without limitation the Prospectus, and the Escrow Agent’s rights and responsibilities shall be governed solely by this Agreement. The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any Offering document or other agreement between the Company and any other party.

(f) IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

4. Escrow Account Statements and Information. The Escrow Agent agrees to send to the Company and/or the Underwriter a copy of the Escrow Account periodic statement, and to also provide the Company and/or Underwriter, or their designee, upon request other deposit account information, including Escrow Account balances, by telephone or by computer communication, to the extent practicable. The Company and Underwriter agree to complete and sign all forms or agreements required by the Escrow Agent for that purpose. The Company and Underwriter each consent to the Escrow Agent’s release of such Escrow Account information to any of the

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individuals designated by Company or Underwriter, which designation has been signed in accordance with Section 3(a) by any of the persons in Schedule II. Further, the Company and Underwriter have an option to receive e-mail notification of incoming and outgoing wire transfers. If this e-mail notification service is requested and subsequently approved by the Escrow Agent, the Company and/or Underwriter agrees to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service. The Company and Underwriter each consent to the Escrow Agent’s release of wire transfer information to the designated e-mail address(es). The Escrow Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

5. Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving thirty (30) days’ prior written notice of such resignation to Underwriter and the Company. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrow Funds that it receives until the end of such thirty (30)-day period. In such event, the Escrow Agent shall not take any action, other than receiving and depositing Subscribers checks and wire transfers in accordance with this Agreement, until the Company has designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written designation signed by Underwriter and the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within thirty (30) days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this section, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

6. Termination. The Company and Underwriter may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least thirty (30) days from the date of such notice. In the event of such termination, the Company and Underwriter shall, within thirty (30) days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and Underwriter, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Company and Underwriter fail to appoint a successor escrow agent within such thirty (30) day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement.

7. Investment. All funds received by the Escrow Agent shall be held only in non-interest bearing bank accounts at Escrow Agent.

8. Compensation. The Escrow Agent shall be entitled, for the duties to be performed by it hereunder, as set forth in Exhibit B which fee shall be paid by the Company upon the signing of this Agreement. In addition, the Company shall be obligated to reimburse Escrow Agent for all

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additional fees for services performed that are not contemplated by this agreement, and costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable attorney’s fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to therelease of the Escrow Funds in accordance with Section 2(b), the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly to the Escrow Agent.

9. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:

If to Underwriter:

Monarch Bay Securities, LLC

898 N. Sepulveda Blvd., Suite 475

El Segundo, CA 90245

Attention: Mr. Keith C. Moore, CEO

Fax: (815) 301-8099

If to the Company:

FOTV Media Networks Inc.

338 N. Canon Drive, 3rd Floor

Beverly Hills, California 90210

Attention: Mr. Alkiviades (Alki) David, Chairman and Chief Executive Officer

Fax: (310) 861-1059

If to Escrow Agent:

UMB Bank, N.A.

Corporate Trust & Escrow Services

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

Attention: Ms. Lara L. Stevens

Fax: (816) 860-3029

10. General.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles and any action brought

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hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum nonconveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. Each of the parties hereto hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of the transactions contemplated by this Agreement.

(b) This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c) All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d) This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e) If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f) This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

11. Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party. The parties hereto agree that the transactions described herein may be conducted and related documents by stored and sent by electronic means.

12. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority, or interest under or because of the existence of this Agreement.

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13. Patriot Act Compliance. The Company and the Underwriter shall provide to Escrow Agent upon the execution of this Agreement any documentation requested and any information reasonably requested by the Escrow Agent to comply with the USA Patriot Act of 2001, as amended from time to time.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

FOTV MEDIA NETWORKS INC.

By:	/s/ Peter van Pruissen
Name: Peter van Pruissen
Title: Chief Financial Officer

MONARCH BAY SECURITIES, LLC

By:	/s/ Keith Moore
Name: Keith Moore
Title: CEO

UMB BANK, N.A., as Escrow Agent

By:	/s/ Casey Gunning
Name: Casey Gunning
Title: Senior Vice President

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